Blue Owl Capital Inc. Third Quarter 2023 Earnings November 2, 2023

2 About Blue Owl Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives. With $157 billion in assets under management1, we invest across three multi-strategy platforms: Credit, GP Strategic Capital, and Real Estate. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional and individual investors differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation. Together with over 650 experienced professionals in more than 10 offices globally, Blue Owl brings the vision and discipline to create the exceptional. To learn more, visit www.blueowl.com. 1 As of September 30, 2023 Forward-Looking Statements Certain statements made in this presentation are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange; Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geopolitical and competitive factors. The information contained in this presentation is summary information that is intended to be considered in the context of Blue Owl’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that Blue Owl may make, by press release or otherwise, from time to time. Blue Owl also uses its website to distribute company information, including assets under management and performance information, and such information may be deemed material. Accordingly, investors should monitor Blue Owl’s website (www.blueowl.com). Blue Owl undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about Blue Owl and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of Blue Owl or information about the market, as indicative of future results, the achievement of which cannot be assured. Throughout this presentation, all current period amounts are preliminary and unaudited, “LTM” refers to the last twelve months and “nm” indicates data has not been presented as it was deemed not meaningful. Totals may not sum due to rounding. Disclosures

3 Disclosures Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Blue Owl believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and reconciled to the most directly comparable GAAP measures. Exact net IRRs and multiples cannot be calculated for individual investments held by Blue Owl’s products, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the impact of inflation and rising interest rates, which can be expected to have an adverse effect on certain entities identified or contemplated herein. For the definitions of certain terms used in this presentation, please refer to the “Defined Terms” slides in the appendix. Important Notice No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl or any of its subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl. Viewers of this presentation should each make their own evaluation of Blue Owl and of the relevance and adequacy of the information contained herein and should make sure other investigations as they deem necessary. This communication does not constitute an offer to sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice or any other service by Blue Owl or any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Blue Owl or its advisors. Industry and Market Data This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s and Fitch Ratings. Such information has not been independently verified and, accordingly, Blue Owl makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice.

Blue Owl Overview

With $157 billion of assets under management, Blue Owl is a leading provider of private capital solutions

Investment Platforms

Credit

- A leading credit business with $79.5 billion in AUM
- Focused on lending to middle- and upper-middle-market companies backed by a range of private equity and non-sponsored companies
- Demonstrated ability to source proprietary investment opportunities with $82.8 billion in gross originations since inception

$79.5B	Assets Under Management
525+	Deals Closed
675+	Sponsor Relationships

GP Strategic Capital

- A leading GP strategic capital provider to private market participants with $51.4 billion in AUM
- Deep and extensive relationships across the alternative asset management ecosystem
- Successfully completed over 80 equity and debt transactions since inception

$51.4B	Assets Under Management
10+	Year Track Record
60+	Partnerships since Inception

Real Estate

- A leading private equity real estate business with $25.9 billion in AUM
- Focused on acquiring high quality assets net-leased to investment grade and creditworthy entities
- Established proprietary origination strategy that has completed over 180 transactions

$25.9B	Assets Under Management
1,830+	Assets Owned
150+	Tenant Relationships/ Partnerships

As of September 30, 2023. Past performance is not a guarantee of future results.

4

5 Management Fee Growth Since Becoming a Public Company Management Fees (GAAP) FRE Management Fees 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 (dollars in millions) Compound Annual Growth Rates >40% For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 27.

6 Third Quarter 2023 Highlights Financial Results • GAAP Net Income of $15.1 million, or $0.03 per basic and $0.03 per diluted Class A Share • Fee-Related Earnings of $247.8 million, or $0.17 per Adjusted Share • Distributable Earnings of $229.5 million, or $0.16 per Adjusted Share Capital Metrics • AUM of $156.9 billion, up 19% since September 30, 2022 ◦ FPAUM of $97.0 billion, up 15% since September 30, 2022 ◦ Permanent Capital of $123.1 billion, up 16% since September 30, 2022 ◦ AUM Not Yet Paying Fees of $12.6 billion, reflecting expected annual management fees of approximately $175 million once deployed • New Equity Capital Raised of $2.9 billion in the quarter • FPAUM Raised and Deployed of $1.8 billion in the quarter Corporate For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 27. • Annual Dividend of $0.56 per Class A Share announced for 2023, up 22% from 2022 ◦ Dividend of $0.14 per Class A Share declared for the quarter • Par-Four Acquisition closed on August 15, 2023, with AUM of $1.6 billion

GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 3Q'23	Quarter Ended 3Q'22	% Change	Last Twelve Months 3Q'23	Last Twelve Months 3Q'22	% Change
GAAP Revenues						
Credit (including Part I Fees of $95,794, $61,646, $348,550 and $193,994)	$ 225,887	$ 169,700	33%	$ 841,480	$ 570,004	48%
GP Strategic Capital (including Part I Fees of $1,827, $1,162, $4,973 and $3,623)	127,135	147,608	(14%)	504,343	470,216	7%
Real Estate	32,987	21,069	57%	112,112	57,451	95%
Management Fees, Net	386,009	338,377	14%	1,457,935	1,097,671	33%
Administrative, Transaction and Other Fees	43,641	32,609	34%	162,424	159,151	2%
Realized Performance Income	—	—	nm	12,727	5,906	115%
GAAP Revenues	**429,650**	**370,986**	**16%**	**1,633,086**	**1,262,728**	**29%**
GAAP Expenses						
Compensation and Benefits	213,976	234,745	(9%)	867,806	777,284	12%
Amortization of Intangible Assets	56,724	65,835	(14%)	308,195	238,608	29%
General, Administrative and Other Expenses	65,485	67,972	(4%)	228,056	211,105	8%
GAAP Expenses	**336,185**	**368,552**	**(9%)**	**1,404,057**	**1,226,997**	**14%**
GAAP Results						
GAAP Net Income (Loss) Attributable to Blue Owl Capital Inc.	**15,109**	**2,060**	**nm**	**37,877**	**(10,799)**	**nm**
Earnings per Class A Share						
Basic	$ 0.03	$ 0.00				
Diluted	$ 0.03	$ 0.00				
Supplemental Information						
Credit	$ 257,133	$ 195,366	32%	$ 951,112	$ 708,632	34%
GP Strategic Capital	135,981	153,426	(11%)	541,571	495,520	9%
Real Estate	36,536	22,194	65%	140,403	58,576	140%
GAAP Revenues	429,650	370,986	16%	1,633,086	1,262,728	29%
Management Fees as % of Permanent Capital	92%	93%		92%	94%	

7

8 Historical Trends (GAAP) • GAAP Management Fees of $1,457.9 million for the last twelve months increased 33% compared to prior year • GAAP Consolidated Net Income (Loss) of $141.3 million for the last twelve months compared to $(55.4) million in the prior year • GAAP Net Income (Loss) Attributable to Class A Shares of $37.9 million for the last twelve months compared to $(10.8) million in the prior year GAAP Management Fees Net Income (Loss) Attributable to Class A SharesConsolidated Net Income (Loss) (dollars in millions) (dollars in millions) (dollars in millions) $338.4 $386.0 $1,097.7 $1,457.9 3Q'22 3Q'23 3Q'22 (LTM) 3Q'23 (LTM) $2.1 $15.1 $(10.8) $37.9 3Q'22 3Q’23 3Q’22 (LTM) 3Q’23 (LTM) $(10.0) $63.5 $(55.4) $141.3 3Q'22 3Q'23 3Q'22 (LTM) 3Q'23 (LTM)

Non-GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 3Q'23	Quarter Ended 3Q'22	% Change	Last Twelve Months 3Q'23	Last Twelve Months 3Q'22	% Change
FRE Revenues						
Credit (including Part I Fees of $95,794, $61,646, $348,550 and $193,994)	$ 225,887	$ 169,700	33%	$ 841,480	$ 570,004	48%
GP Strategic Capital (including Part I Fees of $1,827, $1,162, $4,973 and $3,623)	137,794	157,378	(12%)	544,310	506,759	7%
Real Estate	32,987	21,069	57%	112,112	57,451	95%
FRE Management Fees, Net	396,668	348,147	14%	1,497,902	1,134,214	32%
FRE Administrative, Transaction and Other Fees	16,103	14,826	9%	62,106	94,026	(34%)
FRE Revenues	**412,771**	**362,973**	**14%**	**1,560,008**	**1,228,240**	**27%**
FRE Expenses						
FRE Compensation and Benefits	116,197	98,535	18%	437,146	343,594	27%
FRE General, Administrative and Other Expenses	45,643	59,075	(23%)	178,923	146,653	22%
FRE Expenses	**161,840**	**157,610**	**3%**	**616,069**	**490,247**	**26%**
Fee-Related Earnings	**247,829**	**209,814**	**18%**	**940,195**	**743,605**	**26%**
Distributable Earnings	**229,523**	**191,673**	**20%**	**880,554**	**686,982**	**28%**
Adjusted Per Share Information						
Fee-Related Earnings per Adjusted Share	$ 0.17	$ 0.15				
Distributable Earnings per Adjusted Share	$ 0.16	$ 0.14				
Supplemental Information						
Credit	$ 240,609	$ 183,367	31%	$ 898,099	$ 659,036	36%
GP Strategic Capital	139,115	158,537	(12%)	549,339	511,751	7%
Real Estate	33,047	21,069	57%	112,570	57,453	96%
FRE Revenues	412,771	362,973	14%	1,560,008	1,228,240	27%
FRE Management Fees as % of Permanent Capital	92%	93%		93%	94%	

For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 27.

9

10 Historical Trends (Non-GAAP) • FRE Management Fees of $1,497.9 million for the last twelve months increased 32% compared to prior year • Fee-Related Earnings of $940.2 million for the last twelve months increased 26% compared to prior year • Distributable Earnings of $880.6 million for the last twelve months increased 28% compared to prior year FRE Management Fees Distributable EarningsFee-Related Earnings (dollars in millions) (dollars in millions) (dollars in millions) $191.7 $229.5 $687.0 $880.6 3Q'22 3Q'23 3Q'22 (LTM) 3Q'23 (LTM) $209.8 $247.8 $743.6 $940.2 3Q'22 3Q'23 3Q'22 (LTM) 3Q'23 (LTM) $348.1 $396.7 $1,134.2 $1,497.9 3Q'22 3Q'23 3Q'22 (LTM) 3Q'23 (LTM) For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 27.

11 Assets Under Management • AUM of $156.9 billion increased 19% since September 30, 2022 ◦ The increase was primarily driven by capital raised across the business and deployment in Credit • FPAUM of $97.0 billion increased 15% since September 30, 2022 ◦ The increase was primarily driven by capital raised across the Credit and Real Estate platforms, and deployment in Credit • Permanent Capital of $123.1 billion increased 16% since September 30, 2022 ◦ Permanent capital generated 93% of management fees during the last twelve months • AUM Not Yet Paying Fees totaled $12.6 billion, reflecting expected annual FRE management fees of approximately $175 million once deployed AUM Fee-Paying AUM Permanent Capital Credit GP Strategic Capital Real Estate (dollars in billions) (dollars in billions) (dollars in billions) $132.1 $156.9 $65.7 $79.5 $47.8 $51.4$18.6 $25.9 3Q'22 3Q'23 $84.1 $97.0 $45.3 $54.3 $28.5 $28.6$10.4 $14.1 3Q'22 3Q'23 $106.0 $123.1 $50.2 $60.4 $47.8 $51.4 $8.0 $11.3 3Q'22 3Q'23

12 Fundraising Total Fundraise (dollars in billions) Private Wealth Fundraise (dollars in billions) Institutional Fundraise (dollars in billions) • Total Fundraise of $2.9 billion during the quarter was driven by $2.1 billion in Credit and $0.7 billion in Real Estate • Private Wealth Fundraise of $1.9 billion during the quarter was primarily driven by products from diversified and technology lending strategies in Credit, and products from the net lease strategy in Real Estate • Institutional Fundraise of $1.0 billion during the quarter was primarily driven by products from technology and diversified lending strategies in Credit, and products from the net lease strategy in Real Estate $1.9 $8.8 $2.9 $23.8 $14.5 $5.5 $2.1 $12.9 $7.3 $2.9 $9.9 $1.2 $0.4 $0.7 $1.0 $6.0 Credit GP Strategic Capital Real Estate 3Q'22 3Q’23 3Q’22 (LTM) 3Q’23 (LTM) $3.6 $1.9 $11.0 $7.5 3Q'22 3Q’23 3Q’22 (LTM) 3Q’23 (LTM) $5.2 $1.0 $12.8 $7.0 3Q'22 3Q’23 3Q’22 (LTM) 3Q’23 (LTM)

13 Credit Platform • AUM of $79.5 billion increased 21% since September 30, 2022 ◦ The increase was primarily driven by capital raised in products from diversified and technology lending strategies • FPAUM of $54.3 billion increased 20% since September 30, 2022 ◦ The increase was primarily driven by capital raised in products from diversified and technology lending strategies and deployment across the platform • Direct Originations during the quarter were $4.4 billion with net deployment of $2.1 billion ◦ Direct Originations for the last twelve months were $13.0 billion with net deployment of $7.4 billion • AUM Not Yet Paying Fees totaled $9.3 billion, reflecting expected annual management fees of approximately $126 million once deployed • Direct Lending Gross Returns(1) of 4.1% for 3Q'23 and 17.4% over the last twelve months ended 3Q'23 AUM (dollars in billions) (dollars in billions) Fee-Paying AUM Note 1. Gross and net returns are represented by a composite comprised of Credit products within the direct lending investment strategies reported in the Blue Owl quarterly report on Form 10-Q for the quarter ended June 30, 2023. The composite excludes products that have launched within the last two years as such information is generally not meaningful. The net returns for aforementioned Credit products were 3.2% for 3Q'23 and 13.4% over the last twelve months ended 3Q'23 . $65.7 $79.5 3Q'22 3Q'23 $45.3 $54.3 3Q'22 3Q'23

GP Strategic Capital Platform

- **AUM** of $51.4 billion increased 7% since September 30, 2022
  - The increase was primarily driven by appreciation across the platform and capital raised in Blue Owl GP Stakes V and the professional sports minority stakes strategy
- **FPAUM** of $28.6 billion relatively flat since September 30, 2022
- **AUM Not Yet Paying Fees** totaled $0.9 billion, reflecting expected annual management fees of approximately $17 million once deployed
- **Gross IRR Since Inception as of September 30, 2023**(1)
  - **Blue Owl GP Stakes III:** 30.7%
  - **Blue Owl GP Stakes IV:** 71.3%
  - **Blue Owl GP Stakes V:** 43.3%



AUM
(dollars in billions)
$47.8
$51.4
3Q'22
3Q'23



Fee-Paying AUM
(dollars in billions)
$28.5
$28.6
3Q'22
3Q'23

Note 1: Net IRR since inception as of September 30, 2023 for Blue Owl GP Stakes III, Blue Owl GP Stakes IV and Blue Owl GP Stakes V was 23.5%, 45.8% and 20.8%, respectively.

14

Real Estate Platform

- **AUM** of $25.9 billion increased 39% since September 30, 2022
  - The increase was primarily driven by capital raised in Blue Owl Real Estate Fund VI ("OREF VI") and Blue Owl Real Estate Net Lease Trust ("ORENT")
- **FPAUM** of $14.1 billion increased 36% since September 30, 2022
  - The increase was primarily driven by capital raised in OREF VI and ORENT and deployment in OREF VI
- **AUM Not Yet Paying Fees** totaled $2.4 billion, reflecting expected annual management fees of approximately $32 million once deployed
- **Real Estate Gross Returns**[1] of 2.4% for 3Q'23 and 13.8% over the last twelve months ended 3Q'23


AUM
(dollars in billions)
$18.6
$25.9
3Q'22
3Q'23


Fee-Paying AUM
(dollars in billions)
$10.4
$14.1
3Q'22
3Q'23

Note 1. Gross and net returns are represented by a composite comprised of Real Estate products reported in the Blue Owl quarterly report on Form 10-Q for the quarter ended June 30, 2023. The composite excludes products that have launched within the last two years as such information is generally not meaningful. The net returns for the aforementioned Real Estate products were 1.9% for 3Q'23 and 11.2% over the last twelve months ended 3Q'23.

15

Supplemental Information

17 As of September 30, 2023, the average maturity of the Company's outstanding notes is ~12 years Note 1. Cost of debt reflects average annual after tax interest rate on notes outstanding, assuming a 22% tax rate. Excludes borrowings under the Revolving Credit Facility. Supplemental Liquidity Metrics BBB Rated by S&P and Fitch $1.3B Available Liquidity Total Debt ($M) Available Liquidity ($M) 3.0% Cost of Debt(1) $759 $77 $1,273 Revolving Credit Facility Cash and Cash Equivalents $1,780 $700 $400 $350 $60 $270 Revolving Credit Facility 2028 Unsecured Notes 2051 Unsecured Notes 2032 Unsecured Notes 2031 Unsecured Notes

18 As of September 30, 2023, AUM not yet paying fees totaled $12.6 billion, reflecting expected annual management fees of approximately $175 million once deployed FPAUM to AUM Bridge $51.2 $71.6 $28.6 $97.0 $156.9 $97.0 $109.6 $119.0 $54.3 $9.3 $3.6 $12.4 9.5 $28.6 $5.6 $16.2 $51.4 $14.1 $9.3 $25.9 $12.6 $9.4 $37.9 Credit GP Strategic Capital Real Estate FPAUM AUM Not Yet Paying Fees Fee-Exempt AUM Net Appreciation, Leverage and Other AUM $0.2 $2.4 $0.9

19 AUM and FPAUM Rollforwards Three Months Ended September 30, 2023 Twelve Months Ended September 30, 2023 (dollars in millions) Credit GP Strategic Capital Real Estate Total Credit GP Strategic Capital Real Estate Total AUM Beginning Balance $ 73,793 $ 50,934 $ 24,826 $ 149,553 $ 65,686 $ 47,839 $ 18,614 $ 132,139 Acquisition 1,645 — — 1,645 1,645 — — 1,645 New capital raised 2,148 98 680 2,926 7,296 1,191 6,029 14,516 Change in debt 1,954 — — 1,954 4,748 — 179 4,927 Distributions (926) (47) (184) (1,157) (3,047) (1,680) (1,306) (6,033) Change in value / other 913 413 619 1,945 3,199 4,048 2,425 9,672 Ending Balance $ 79,527 $ 51,398 $ 25,941 $ 156,866 $ 79,527 $ 51,398 $ 25,941 $ 156,866 FPAUM Beginning Balance $ 52,077 $ 28,462 $ 13,084 $ 93,623 $ 45,292 $ 28,457 $ 10,386 $ 84,135 Acquisition 1,645 — — 1,645 1,645 — — 1,645 New capital raised / deployed 603 161 997 1,761 7,404 777 4,365 12,546 Fee basis step down — (1) — (1) — (334) — (334) Distributions (860) — (179) (1,039) (2,960) (278) (975) (4,213) Change in value / other 835 — 197 1,032 2,919 — 323 3,242 Ending Balance $ 54,300 $ 28,622 $ 14,099 $ 97,021 $ 54,300 $ 28,622 $ 14,099 $ 97,021

Appendix

GAAP Results (Unaudited)

(dollars in thousands, except share and per share data)	Quarter Ended 3Q'23	Quarter Ended 3Q'22	Last Twelve Months 3Q'23	Last Twelve Months 3Q'22
Revenues				
Management fees, net (includes Part I Fees of $97,621, $62,808, $353,523 and $197,617)	$ 386,009	$ 338,377	$ 1,457,935	$ 1,097,671
Administrative, transaction and other fees	43,641	32,609	162,424	159,151
Realized performance income	—	—	12,727	5,906
Total Revenues, Net	**429,650**	**370,986**	**1,633,086**	**1,262,728**
Expenses				
Compensation and benefits	213,976	234,745	867,806	777,284
Amortization of intangible assets	56,724	65,835	308,195	238,608
General, administrative and other expenses	65,485	67,972	228,056	211,105
Total Expenses	**336,185**	**368,552**	**1,404,057**	**1,226,997**
Other Loss				
Net gains (losses) on investments	(1,227)	(592)	2,993	(4,091)
Net losses on early retirement of debt	—	—	—	(1,491)
Interest expense, net	(13,986)	(15,027)	(53,926)	(52,400)
Change in TRA liability	35	3,599	1,435	(12,652)
Change in warrant liability	(2,050)	(2,747)	(4,650)	34,826
Change in earnout liability	(2,074)	(1,760)	(16,936)	(80,627)
Total Other Loss	**(19,302)**	**(16,527)**	**(71,084)**	**(116,435)**
Income (Loss) Before Income Taxes	**74,163**	**(14,093)**	**157,945**	**(80,704)**
Income tax expense (benefit)	10,652	(4,085)	16,606	(25,301)
Consolidated and Combined Net Income (Loss)	**63,511**	**(10,008)**	**141,339**	**(55,403)**
Net (income) loss attributable to noncontrolling interests	(48,402)	12,068	(103,462)	44,604
Net Income (Loss) Attributable to Blue Owl Capital Inc.	**$ 15,109**	**$ 2,060**	**$ 37,877**	**$ (10,799)**
Net Income (Loss) Attributable to Class A Shares	$ 15,109	$ 2,060	$ 37,877	$ (10,799)
Earnings per Class A Share				
Basic	$ 0.03	$ 0.00		
Diluted	$ 0.03	$ 0.00		
Weighted-Average Class A Shares				
Basic	466,376,329	441,487,112		
Diluted	482,573,913	1,411,812,068		

21

22 Quarter Ended (dollars in thousands, except per share data) 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 GAAP Revenues Management Fees, Net $ 386,009 $ 371,829 $ 358,825 $ 341,272 $ 338,377 Administrative, Transaction and Other Fees 43,641 45,108 31,655 42,020 32,609 Realized Performance Income — — 506 12,221 — GAAP Revenues 429,650 416,937 390,986 395,513 370,986 GAAP Expenses Compensation and Benefits 213,976 208,281 197,618 247,931 234,745 Amortization of Intangible Assets 56,724 115,917 70,891 64,663 65,835 General, Administrative and Other Expenses 65,485 51,482 56,134 54,955 67,972 Expenses 336,185 375,680 324,643 367,549 368,552 GAAP Results Net Income Attributable to Blue Owl Capital Inc. 15,109 12,859 8,317 1,592 2,060 Earnings per Class A Share Basic $ 0.03 $ 0.03 $ 0.02 $ 0.00 $ 0.00 Diluted $ 0.03 $ 0.02 $ 0.02 $ 0.00 $ 0.00 GAAP Results Summary (Unaudited)

23 Quarter Ended (dollars in thousands, except per share data) 3Q'23 2Q'23 1Q'23 4Q'22 3Q'22 FRE Revenues FRE Management Fees, Net $ 396,668 $ 381,599 $ 368,594 $ 351,041 $ 348,147 FRE Administrative, Transaction and Other Fees 16,103 19,877 8,809 17,317 14,826 FRE Revenues 412,771 401,476 377,403 368,358 362,973 FRE Expenses FRE Compensation and Benefits 116,197 115,621 103,600 101,728 98,535 FRE General, Administrative and Other Expenses 45,643 39,111 48,030 46,139 59,075 FRE Expenses 161,840 154,732 151,630 147,867 157,610 Fee-Related Earnings 247,829 244,597 225,899 221,870 209,814 Distributable Earnings 229,523 227,016 209,014 215,001 191,673 Adjusted Per Share Information Fee-Related Earnings per Adjusted Share $ 0.17 $ 0.17 $ 0.16 $ 0.16 $ 0.15 Distributable Earnings per Adjusted Share $ 0.16 $ 0.16 $ 0.15 $ 0.15 $ 0.14 Non-GAAP Results Summary (Unaudited) For information on and reconciliation of the Company's non-GAAP measures, please see slides 24 to 27.

24 Non-GAAP Measures Fee-Related Earnings, or FRE, and Related Components Fee-Related Earnings is a supplemental non-GAAP measure of our core operating performance used to make operating decisions and assess our core operating results, focusing on whether our core revenue streams, primarily consisting of management fees, are sufficient to cover our core operating expenses. Management also reviews the components that comprise Fee-Related Earnings (i.e., FRE revenues and FRE expenses) on the same basis used to calculate Fee-Related Earnings, and such components are also non-GAAP measures and have been identified with the prefix “FRE” throughout this presentation. Fee-Related Earnings exclude various items that are required for the presentation of our results under GAAP, including the following: noncontrolling interests in the Blue Owl Operating Partnerships; equity-based compensation expense; compensation expenses related to capital contributions in certain subsidiary holding companies that are in-turn paid as compensation to certain employees, as such contributions are not included in Fee-Related Earnings or Distributable Earnings; amortization of acquisition-related earnouts; amortization of intangible assets; “Transaction Expenses” as defined below; expense support payments and subsequent reimbursements; net gains (losses) on investments, net losses on retirement of debt; interest; changes in TRA, warrant and earnout liabilities; and taxes. Transaction Expenses are expenses incurred in connection with the Business Combination and other acquisitions and strategic transactions, including subsequent adjustments related to such transactions, that were not eligible to be netted against consideration or recognized as acquired assets and assumed liabilities in the relevant transactions. FRE revenues and FRE expenses also exclude realized performance income and related compensation expense, as well as revenues and expenses related to amounts reimbursed by our products, including administrative fees and dealer manager reallowed commissions, that have no impact to our bottom line operating results, and therefore FRE revenues and FRE expenses do not represent our total revenues or total expenses in any given period. Distributable Earnings or DE Distributable Earnings is a supplemental non-GAAP measure of operating performance that equals Fee-Related Earnings plus or minus, as relevant, realized performance income and related compensation, interest expense, net, as well as amounts payable for taxes and payments made pursuant to the TRA. Amounts payable for taxes presents the current income taxes payable, excluding the impact of tax contingency-related accrued expenses or benefits, as such amounts are included when paid or received, related to the respective period’s earnings, assuming that all Distributable Earnings were allocated to Blue Owl Capital Inc., which would occur following the exchange of all Blue Owl Operating Group Units for Class A Shares. Current income taxes payable and payments made pursuant to the TRA reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings (e.g., equity-based compensation expenses, Transaction Expenses, tax goodwill, etc.). If these tax deductions were to be excluded from amounts payable for taxes, Distributable Earnings would be lower and our effective tax rate would appear to be higher, even though a lower amount of income taxes would have been paid or payable for a period’s earnings. We make these adjustments when calculating Distributable Earnings to more accurately reflect the net realized earnings that are expected to be or become available for distribution or reinvestment into our business. Management believes that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution. Adjusted EBITDA Adjusted EBITDA is a supplemental non-GAAP measure of operating performance used to assess the Company's ability to service its debt obligations. Adjusted EBITDA is equal to Distributable Earnings plus interest expense, net, taxes and TRA payable, and fixed assets depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure that supplements and should be considered in addition to and not in lieu of our GAAP results, and such measure should not be considered as indicative of our liquidity. Adjusted EBITDA may not be comparable to other similarly titled measures used by other companies. Adjusted Shares Adjusted Shares represents the weighted-average outstanding interests that are participating in distributions as of the end of each respective period. Adjusted Shares is the sum of Blue Owl Capital Inc.’s Class A Shares (and Class B Shares to the extent outstanding in the future) and Common Units of the Blue Owl Operating Group. Common Units are limited partner interests held by certain members of management and employees, as well as other third parties in the Blue Owl Operating Group. Subject to certain restrictions, Common Units are exchangeable on a one-for-one basis for either Class A Shares or Class B Shares if held by certain senior members of management.

Non-GAAP Reconciliations

(dollars in thousands)	Quarter Ended 3Q'23	2Q'23	1Q'23	4Q'22	3Q'22	Last Twelve Months 3Q'23	3Q'22
GAAP Net Income (Loss) Attributable to Class A Shares	**$ 15,109**	**$ 12,859**	**$ 8,317**	**$ 1,592**	**$ 2,060**	**$ 37,877**	**$ (10,799)**
Net income (loss) attributable to noncontrolling interests	48,402	21,180	33,717	163	(12,068)	103,462	(44,604)
Income tax expense (benefit)	10,652	5,402	6,440	(5,888)	(4,085)	16,606	(25,301)
GAAP Income (Loss) Before Income Taxes	**74,163**	**39,441**	**48,474**	**(4,133)**	**(14,093)**	**157,945**	**(80,704)**
Net income allocated to noncontrolling interests included in Fee-Related Earnings	(3,102)	(2,147)	126	1,379	4,451	(3,744)	5,612
Strategic Revenue-Share Purchase consideration amortization	10,659	9,770	9,769	9,769	9,770	39,967	36,535
Realized performance income	—	—	(506)	(12,221)	—	(12,727)	(5,906)
Realized performance compensation	—	—	177	4,282	—	4,459	2,067
Equity-based compensation - other	36,185	32,204	35,628	30,320	27,381	134,337	76,091
Equity-based compensation - acquisition related	21,192	20,897	20,679	62,831	62,831	125,599	195,475
Equity-based compensation - Business Combination grants	17,597	17,725	16,968	18,319	17,864	70,609	68,813
Acquisition-related cash earnout amortization	6,567	6,498	6,098	17,402	16,515	36,565	48,708
Capital-related compensation	1,894	1,860	1,698	1,675	972	7,127	4,068
Amortization of intangible assets	56,724	115,917	70,891	64,663	65,835	308,195	238,608
Transaction Expenses	8,000	3,701	116	951	976	12,768	24,145
Expense support	(1,352)	(3,085)	(2,088)	(5,464)	785	(11,989)	13,658
Net (gains) losses on investments	1,227	(3,030)	(612)	(578)	592	(2,993)	4,091
Net losses on early retirement of debt	—	—	—	—	—	—	1,491
Change in TRA liability	(35)	(10,116)	1,964	6,752	(3,599)	(1,435)	12,652
Change in warrant liability	2,050	(450)	1,950	1,100	2,747	4,650	(34,826)
Change in earnout liability	2,074	1,844	994	12,024	1,760	16,936	80,627
Interest expense, net	13,986	13,568	13,573	12,799	15,027	53,926	52,400
Fee-Related Earnings	**247,829**	**244,597**	**225,899**	**221,870**	**209,814**	**940,195**	**743,605**
Realized performance income	—	—	506	12,221	—	12,727	5,906
Realized performance compensation	—	—	(177)	(4,282)	—	(4,459)	(2,067)
Interest expense, net	(13,986)	(13,568)	(13,573)	(12,799)	(15,033)	(53,926)	(52,400)
Taxes and TRA Payments	(4,320)	(4,013)	(3,641)	(2,009)	(3,108)	(13,983)	(8,062)
Distributable Earnings	**229,523**	**227,016**	**209,014**	**215,001**	**191,673**	**880,554**	**686,982**
Interest expense, net	13,986	13,568	13,573	12,799	15,033	53,926	52,400
Taxes and TRA Payments	4,320	4,013	3,641	2,009	3,108	13,983	8,062
Fixed assets depreciation and amortization	2,903	2,581	1,922	1,610	235	9,016	903
Adjusted EBITDA	**$ 250,732**	**$ 247,178**	**$ 228,150**	**$ 231,419**	**$ 210,049**	**$ 957,479**	**$ 748,347**

25

Non-GAAP Reconciliations (cont'd)

(dollars in thousands, except per share data)	Quarter Ended 3Q'23	2Q'23	1Q'23	4Q'22	3Q'22	Last Twelve Months 3Q'23	3Q'22
Weighted-Average Adjusted Shares							
Class A Shares[1]	454,982,939	448,750,838	445,452,642	441,185,492	430,734,524		
Common Units and Vested Incentive Units	962,552,724	966,707,795	967,869,948	956,993,119	969,110,392		
Total Weighted-Average Adjusted Shares	**1,417,535,663**	**1,415,458,633**	**1,413,322,590**	**1,398,178,611**	**1,399,844,916**		
Earnings per Class A Share - Basic	$ 0.03	$ 0.03	$ 0.02	$ 0.00	$ 0.00		
Earnings per Class A Share - Diluted	$ 0.03	$ 0.02	$ 0.02	$ 0.00	$ 0.00		
Fee-Related Earnings per Adjusted Share	$ 0.17	$ 0.17	$ 0.16	$ 0.16	$ 0.15		
Distributable Earnings per Adjusted Share	$ 0.16	$ 0.16	$ 0.15	$ 0.15	$ 0.14		
GAAP Revenues	**$ 429,650**	**$ 416,937**	**$ 390,986**	**$ 395,513**	**$ 370,986**	**$ 1,633,086**	**$ 1,262,728**
Strategic Revenue-Share Purchase consideration amortization	10,659	9,770	9,769	9,769	9,770	39,967	36,535
Realized performance income	—	—	(506)	(12,221)	—	(12,727)	(5,906)
Reimbursed expenses	(27,538)	(25,231)	(22,846)	(24,703)	(17,783)	(100,318)	(65,117)
FRE Revenues	**$ 412,771**	**$ 401,476**	**$ 377,403**	**$ 368,358**	**$ 362,973**	**$ 1,560,008**	**$ 1,228,240**
GAAP Compensation and Benefits	**$ 213,976**	**$ 208,281**	**$ 197,618**	**$ 247,931**	**$ 234,745**	**$ 867,806**	**$ 777,284**
Realized performance compensation	—	—	(177)	(4,282)	—	(4,459)	(2,067)
Equity-based compensation - other	(36,185)	(32,204)	(35,628)	(30,320)	(27,381)	(134,337)	(74,152)
Equity-based compensation - acquisition related	(21,192)	(20,897)	(20,679)	(62,831)	(62,831)	(125,599)	(195,475)
Equity-based compensation - Business Combination grants	(17,597)	(17,725)	(16,968)	(18,319)	(17,864)	(70,609)	(68,813)
Acquisition-related cash earnout amortization	(6,567)	(6,498)	(6,098)	(17,402)	(16,515)	(36,565)	(48,708)
Capital-related compensation	(1,894)	(1,860)	(1,698)	(1,675)	(973)	(7,127)	(4,068)
Reimbursed expenses	(14,344)	(13,476)	(12,770)	(11,374)	(10,646)	(51,964)	(40,407)
FRE Compensation and Benefits	**$ 116,197**	**$ 115,621**	**$ 103,600**	**$ 101,728**	**$ 98,535**	**$ 437,146**	**$ 343,594**
GAAP General, Administrative and Other Expenses	**$ 65,485**	**$ 51,482**	**$ 56,134**	**$ 54,955**	**$ 67,972**	**$ 228,056**	**$ 211,105**
Equity-based compensation - other	—	—	—	—	—	—	(1,939)
Transaction Expenses	(8,000)	(3,701)	(116)	(951)	(976)	(12,768)	(24,145)
Expense support	1,352	3,085	2,088	5,464	(785)	11,989	(13,658)
Reimbursed expenses	(13,194)	(11,755)	(10,076)	(13,329)	(7,136)	(48,354)	(24,710)
FRE General, Administrative and Other Expenses	**$ 45,643**	**$ 39,111**	**$ 48,030**	**$ 46,139**	**$ 59,075**	**$ 178,923**	**$ 146,653**

[1] Excludes 11,393,389, 10,645,848, 10,736,476, 10,818,844 and 10,752,588, respectively, fully vested restricted stock units that do not participate in dividends until settled but that are included in the denominator for GAAP basic earnings per share.

26

27 (dollars in thousands) 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 GAAP Management Fees $ 142,135 $ 203,750 $ 227,337 $ 247,632 $ 284,325 $ 338,377 $ 341,272 $ 358,825 $ 371,829 $ 386,009 Strategic Revenue-Share Purchase consideration amortization — 970 8,929 8,922 8,922 9,770 9,769 9,769 9,770 10,659 Incremental management fees assuming the Business Combination closed on April 1, 2021 38,267 — — — — — — — — — FRE Management Fees $ 180,402 $ 204,720 $ 236,266 $ 256,554 $ 293,247 $ 348,147 $ 351,041 $ 368,594 $ 381,599 $ 396,668 Non-GAAP Reconciliations (cont’d)

28 Defined Terms Assets Under Management or AUM Refers to the assets that we manage, and are generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; (iv) total managed assets for certain Real Estate products; and (v) par value of collateral for collateralized loan obligations (“CLOs”). our BDCs Refers to our business development companies, as regulated under the Investment Company Act of 1940, as amended: Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC”), Blue Owl Capital Corporation II (“OBDC II”), Blue Owl Capital Corporation III (“OBDC III”), Blue Owl Technology Finance Corp. (“OTF”), Blue Owl Technology Finance Corp. II (“OTF II”), Blue Owl Credit Income Corp. (“OCIC”) and Blue Owl Technology Income Corp. (“OTIC”). Blue Owl, the Company, the firm, we, us, and our Refers to Blue Owl Capital Inc. and its consolidated subsidiaries. Blue Owl Operating Group Refers collectively to the Blue Owl Operating Partnerships and their consolidated subsidiaries. Blue Owl Operating Group Units Refers collectively to a unit in each of the Blue Owl Operating Partnerships. Blue Owl Operating Partnerships Refers to Blue Owl Capital Carry LP and Blue Owl Capital Holdings LP, collectively. Business Combination Refers to the transactions contemplated by the business combination agreement dated as of December 23,2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC. Credit Refers to our Credit platform that offers private credit solutions to middle-market companies through our investment strategies: diversified lending, technology lending, first lien lending, opportunistic lending, and also includes our adjacent investment strategy liquid credit, which focuses on the management of CLOs. Fitch Refers to Fitch Ratings credit rating agency. Fee-Paying AUM or FPAUM Refers to the AUM on which management fees are earned. For our BDCs, FPAUM is generally equal to total assets (including assets acquired with debt but excluding cash). For our other Credit products, excluding CLOs, FPAUM is generally equal to NAV or investment cost. FPAUM also includes uncalled committed capital for products where we earn management fees on such uncalled committed capital. For CLOs, FPAUM is generally equal to the par value of collateral. For our GP Strategic Capital products, FPAUM for the GP minority stakes strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Strategic Capitals’ other strategies, FPAUM is generally equal to investment cost. For Real Estate, FPAUM is generally equal to a combination of capital commitments and cost of unrealized investments during the investment period and the cost of unrealized investments after the investment period; however, for certain Real Estate products FPAUM is based on NAV. GP Strategic Capital Refers to our GP Strategic Capital platform that primarily focuses on acquiring equity stakes in, and providing debt financing to, large, multi-product private equity and private credit firms through two existing investment strategies: GP minority stakes and GP debt financing, and also include our professional sports minority stakes. Gross IRR Refers to an annualized since inception gross internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Gross IRRs are calculated before giving effect to management fees (including Part I Fees), as applicable. For GP Strategic Capital, performance metrics are presented on a quarter lag. Gross Return Refers to a return that is equal to the percentage change in the value of a fund's portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Institutional Fundraise Includes internal fundraise and GP commitments. Net IRR Refers to an annualized since inception net internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Net IRRs are calculated after giving effect to fees, as applicable, and all other expenses. An individual investor’s IRR may be different to the reported IRR based on the timing of capital transactions. For GP Strategic Capital, performance metrics are presented on a quarter lag. Net Return Refers to a return that is equal to the percentage change in the value of a product's portfolio, adjusted for all contributions and withdrawals (cash flows) after the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Par-Four Acquisition Refers to the acquisition of the rights to certain CLO management agreements, related assets and personnel from Par-Four CLO Management LLC on August 15, 2023.

29 Defined Terms (cont’d) Part I Fees Refers to quarterly performance income on the net investment income of our BDCs and similarly structured products, subject to a fixed hurdle rate. These fees are classified as management fees throughout this report, as they are predictable and recurring in nature, not subject to repayment, and cash-settled each quarter. Permanent Capital Refers to AUM in products that do not have ordinary redemption provisions or a requirement to exit investments and return the proceeds to investors after a prescribed period of time. Some of these products, however, may be required or can elect to return all or a portion of capital gains and investment income, and some may have periodic tender offers or redemptions. Permanent Capital includes certain products that are subject to management fee step downs or roll-offs or both over time. Real Estate Refers, unless context indicates otherwise, to our Real Estate platform that primarily focuses on providing investors with predictable current income, and potential for appreciation, while focusing on limiting downside risk through a unique net lease strategy. S&P Refers to Standard & Poor's credit rating agency. Tax Receivable Agreement or TRA Refers to the Amended and Restated Tax Receivable Agreement, dated as of October 22, 2021, as may be amended from time to time.